Exhibit 3.1

BYLAWS

YADKIN VALLEY FINANCIAL CORPORATION

BYLAWS

YADKIN VALLEY FINANCIAL CORPORATION

Table of Contents

ARTICLE I

Offices
Section 1.	Principal Offices
Section 2.	Registered Office
Section 3.	Other Offices

ARTICLE II

Meetings of Shareholders
Section 1.	Annual Meeting
Section 2.	Substitute Annual Meeting
Section 3.	Special Meetings
Section 4.	Place of Meetings
Section 5.	Notice of Meetings
Section 6.	Waiver of Notice
Section 7.	Voting Lists
Section 8.	Quorum
Section 9.	Voting
Section 10.	Proxies

ARTICLE III

Board of Directors
Section 1.	General Powers
Section 2.	Number, Term of Office and Qualifications
Section 3.	Election of Directors
Section 4.	Directors’ Immunity
Section 5.	Removal of Directors
Section 6.	Vacancies
Section 7.	Compensation of Directors
Section 8.	Committees
Section 9.	Chairman and Vice Chairman of Board
Section 10.	Nominations

ARTICLE IV

Meetings of Directors
Section 1.	Regular Meetings
Section 2.	Special Meetings
Section 3.	Place of Meetings
Section 4.	Notice of Meetings
Section 5.	Quorum; Manner of Acting
Section 6.	Presumption of Assent
Section 7.	Informal Action of Directors
Section 8.	Resignations
Section 9.	Minutes

ARTICLE V

Officers
Section 1.	Number of Officers
Section 2.	Election, Term of Office and Qualifications
Section 3.	Subordinate Officers and Agents
Section 4.	Removal
Section 5.	Resignations
Section 6.	Vacancies
Section 7.	President
Section 8.	Vice President
Section 9.	Secretary
Section 10.	Assistant Secretary
Section 11.	Treasurer
Section 12.	Duties of Officers May Be Delegated
Section 13.	Salaries of Officers
Section 14.	Bonds

ARTICLE VI

Contracts, Loans, Deposits, Checks, Drafts, Etc.
Section 1.	Contracts
Section 2.	Loans
Section 3.	Deposits
Section 4.	Checks, Drafts, Etc.

ARTICLE VII

Share Certificates and Their Transfer
Section 1.	Share Certificates
Section 2.	Transfers of Shares
Section 3.	Lost or Destroyed Certificates
Section 4.	Regulations
Section 5.	Fixing Record Date
Section 6.	Holder of Record
Section 7.	Reacquired Shares

ARTICLE VIII

General Provisions
Section 1.	Corporate Seal
Section 2.	Distributions
Section 3.	Fiscal Year
Section 4.	Waiver of Notice
Section 5.	Amendments
Section 6.	Indemnification
Section 7.	Interpretation of Bylaws

BYLAWS

YADKIN VALLEY FINANCIAL CORPORATION

ARTICLE I

OFFICES

Section 1. Principal Office. The Corporation’s principal office shall be located in Elkin, North Carolina, or at such other place(s) as the Board may designate from time to time.

Section 2. Registered Office. The Corporation’s registered office, which by law is required to be maintained within the State, shall be located at such place or places within the State of North Carolina as the Board may designate from time to time.

Section 3. Other Offices. The Corporation may have offices at such places, either within or outside the State, as the Board may determine from time to time.

ARTICLE II

Meetings of Shareholders

Section 1. Annual Meeting. The annual meeting of shareholders shall be held within 180 days of the close of the fiscal year, as set by the Board, for the purpose of electing directors of the Corporation and for the transaction of such other business as properly may be brought before the meeting.

Section 2. Substitute Annual Meeting. If the annual meeting shall not be held on the day designated by these Bylaws, a substitute annual meeting may be called in the manner provided for the call of a special meeting in accordance with the provisions of Section 3 of this Article and a substitute annual meeting so called shall be designated as and shall be treated, for all purposes, as the annual meeting.

Section 3. Special Meetings. Special meetings of the shareholders may be called at any time by (a) the President of the Corporation, (b) the Chairman of the Corporation, (c) the Secretary of the Corporation or (d) the Board.

Section 4. Place of Meetings. All meetings of shareholders shall be held at the principal office of the Corporation or at such other place, either within or without the State of North Carolina, as shall be designated in the notice of the meeting or agreed upon by a majority of the shareholders entitled to vote thereat.

Section 5. Notice of Meetings. Written or printed notice stating the time and place of a shareholders’ meeting shall be delivered, personally or by mail, by or at the direction of the President, the Board or by such other person or persons calling such meeting, to each shareholder of record entitled to vote at such meeting, not less than ten or more than sixty days prior to the date of such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder to the address determined in the manner indicated below, with postage thereon prepaid. A statement of the business to be transacted at an annual or substitute annual meeting of shareholders need not be set forth in the notice of such meeting except that if any matter is to be considered or acted upon, other than the election of directors, on which the vote of shareholders is required under the provisions of the Act then a specific statement thereof shall be set forth in such notice. In the case of a special meeting, the notice shall set forth the nature of the business to be transacted. If any meeting of shareholders is adjourned to a different date, time, or place, notice need not be given of the new date, time, or place if the new date, time, or place is announced at the meeting before adjournment and if a new record date is not fixed for the adjourned meeting. If a new record date for the adjourned meeting is or must be fixed pursuant to the Act, notice of the adjourned meeting must be given as provided in this Section to persons who are shareholders as of the new record date. Any notice which shall be mailed shall be directed to each shareholder at its address as set forth on the Corporation’s share books, except that if any shareholder shall have filed with the Secretary a written request that notices intended for such shareholder be mailed to some other address, then notice to such shareholder shall be mailed to the address set forth in such written request.

Section 6. Waiver of Notice. Any shareholder may waive notice of any meeting before or after the meeting. The waiver must be in writing, signed by the shareholder, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. A shareholder’s attendance, in person or by proxy, at a meeting (a) waives objection to lack of notice or defective notice of the meeting, unless the shareholder or the shareholder’s proxy at the beginning of the meeting objects to holding the meeting or transacting business thereat, and (b) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder or the shareholder’s proxy objects to considering the matter before it is voted upon.

Section 7. Voting Lists. Before each meeting of shareholders, the Secretary shall prepare an alphabetical list of the shareholders entitled to notice of such meeting. The Secretary shall maintain such list and make it available as provided by the Act.

Section 8. Quorum. Except as otherwise provided by the Act, the Articles or these Bylaws, the presence in person or by proxy of holders of record of a majority of the shares entitled to vote shall be necessary to constitute a quorum for action on such matters; provided, however, that at any substitute annual shareholders’ meeting called in accordance with Section 2 of this Article, the shares entitled to vote there represented, in person or by proxy, shall constitute a quorum. In the absence of a quorum, a majority of the shares entitled to vote there represented, in person or by proxy, may adjourn the meeting from time to time. At any such adjourned meeting, at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called if a quorum had been there present. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

Section 9. Voting. At each shareholders’ meeting, every holder of record of shares entitled to vote shall be entitled to one vote for every share standing in his name on the Corporation’s books, unless otherwise provided by the terms of such shares, and all questions, except as otherwise provided by the Act, the Articles, or these Bylaws, shall be determined by a majority of the votes so cast. Any provision in these Bylaws prescribing the vote required for any purpose as permitted by law may not itself be amended by a vote less than the vote prescribed therein. Persons holding shares in a fiduciary capacity shall be entitled to vote the shares so held. Shares owned by the Corporation, directly or indirectly, through a subsidiary corporation or otherwise, or held directly or indirectly in a fiduciary capacity by it or by a subsidiary corporation, shall not be voted at any shareholders’ meeting and shall not be counted in determining the total number of outstanding shares at a given time entitled to vote, except to the extent permitted by the Act. Voting on all matters, except the election of Directors, shall be by voice vote or by show of hands except that if prior to voting on any particular matter demand shall be made by or on behalf of the holders of not less than one-tenth (1/10th) of the shares represented, in person or by proxy, at such meeting and entitled to vote on such matter that the vote thereon be taken by ballot, then the vote on such matter shall be taken by ballot.

Section 10. Proxies. Any shareholder entitled to vote may vote by proxy, provided that the instrument authorizing such proxy to act shall have been executed in writing by the shareholder or his duly authorized attorney. No proxy shall be valid after the expiration of eleven months from the date of its execution, unless the person executing it shall have specified therein the length of time it is to continue in force or limits its use to a particular meeting. Each instrument designating a proxy shall be exhibited to the Secretary and shall be filed with the Corporation’s records.

ARTICLE III

Board of Directors

Section 1. General Powers. All corporate powers shall be exercised by or under the authority of and the business and affairs of the Corporation manage under the direction of, the Board, except as otherwise provided in the Articles.

Section 2. Number, Term of Office and Qualifications.

(a) The number of Directors shall not be less than five (5) nor more than twenty-five (25) persons, each of whom shall be a shareholder of Yadkin Valley Bank and Trust Company or the Company. The exact number of directors, within the minimum and maximum limitations of the preceding sentence, shall be fixed from time to time by the Board pursuant to a resolution adopted by a majority of the entire Board prior to the annual meeting of shareholders at which such directors are to be elected. In addition to the foregoing relating to the determination of the number and election of directors, the shareholders, at any meeting thereof, may authorize not more than two (2) additional directorships, which may be left unfilled by the shareholders at such meeting, to be filled in the discretion of the directors during the interval between meetings of the shareholders.

(b) Each director shall continue in office until the expiration of his term as specified above and until his successor shall have been elected and qualified, or until his death or until he shall resign or shall have become disqualified or shall have been removed in the manner hereinafter provided. No director shall serve past the annual meeting of shareholders following attainment of the age of seventy years or the date the director ceases to receive compensation for full-time employment regardless of the number of years remaining in his or her term; provided that any such director may continue to serve as an honorary director; provided further, that any director serving on the Board of Directors of the predecessor to the Corporation on October 31, 2002, may continue in office until the annual meeting of shareholders following attainment of the age of seventy-five years. An honorary director may attend meetings of the Board, but may not vote, serve as an officer of the Board, or receive any fee or other benefit of Board membership.

Section 3. Election of Directors. Except as provided in Section 6 of this Article, the Directors shall be elected at the shareholders’ annual meeting of shareholders and the persons who shall receive the highest number of votes shall be the elected directors. If prior to voting for the election of Directors demand therefor shall be made by or on behalf of any share entitled to vote at such meeting, the election of directors shall be by ballot.

Section 4. Directors’ Immunity. To the fullest extent permitted by law, each Director shall be immune from personal liability of each Director arising out of an action whether by or in the right of the Corporation or otherwise for monetary damages for breach of any duty as a Director.

Section 5. Removal of Directors. Any director may be removed from office at any time with or without cause by a vote of shareholders whenever the number of votes cast in favor of removal of the director exceeds the number of votes cast against such removal. A director may not be removed by the shareholders at a meeting unless the notice of the meeting states that the purpose, or one of the purposes, of the meeting is removal of the director. If any directors are so removed, new directors may be elected at the same meeting to fill the unexpired term of the removed director.

Section 6. Vacancies. Except as otherwise provided by law, in the Articles of Incorporation, or these Bylaws, a vacancy in the Board created by an increase in the authorized number of Directors shall be filled for an unexpired term, by a majority vote of the remaining Directors and such appointed Directors shall have their terms extended only by election at an annual meeting of shareholders or at a special meeting of shareholders called for that purpose; provided that the shareholders shall have the right at any special meeting called for such purpose prior to action by the Board of Directors to fill the vacancy. Any vacancy in the Board created other than by an increase in the authorized number of Directors may be filled by a majority of the remaining Directors, even though less than a quorum, or by the sole remaining Director. The shareholders may elect a Director at any time to fill any vacancy not filled by the Directors. In the event of the resignation of a Director to take effect at a future date either the Board or the shareholders, at any time after tender of such resignation, may elect a successor to such Director to take office as of the effective date of such resignation. Any Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor.

Section 7. Compensation of Directors. The Board may cause the Corporation to compensate Directors for their services as Directors and may provide for the payment by the Corporation of all expenses incurred by directors in attending regular and special meetings of the Board.

Section 8. Committees. The Board, by resolution of a majority of the number of directors in office, may designate two or more directors to constitute an Executive Committee and such other committees as the Board shall deem advisable, each of which, to the extent authorized by law and provided in such resolution, shall have and may exercise all of the authority of the Board in the management of the Corporation. The designation of any committee and the delegation thereto of authority shall not operate to relieve the Board, or any member thereof, of any responsibility or liability imposed upon the Board, or any member thereof, by law.

Section 9. Chairman and Vice Chairman of Board. The Directors shall elect a Chairman and may elect a Vice Chairman from their number at any meeting of the Board. The Chairman shall preside at all meetings of the Board and perform such other duties as the Board may direct.

Section 10. Nominations. Only persons who are nominated in accordance with the provisions set forth in these bylaws shall be eligible to be elected as directors at an annual or special meeting of shareholders. Recommendations for the number of directors to be elected and nominations for election to the Board shall be made by the Nominating Committee of the Board. Nomination for election of any person to the Board may also be made by a shareholder entitled to vote on such election if written notice of the nomination of such person shall have been delivered to the Secretary at the principal office of the Corporation not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by shareholder must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination, the beneficial owner, if any, on whose behalf the nomination is made, and of the person or persons to be nominated; (b) the class and number of shares of stock of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner, and a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) all other information regarding each nominee proposed by such shareholder as would be required to be included in proxy statement for the meeting if the nominee had been nominated by the Board; and (e) the written consent of each nominee to serve as director of the Corporation if so elected. Recommendations and nominations not made in accordance herewith may, in his discretion, be disregarded by the Chairman of the meeting, and upon his instruction, the voting inspectors may disregard all votes cast for each such nominee.

ARTICLE IV

Meetings of Directors

Section 1. Regular Meetings. A regular annual meeting of the Board may be held immediately after the shareholders’ annual meeting and if not then held shall be held within a reasonable time thereafter. In addition, the Board may provide, by resolution, the time and place, within or without the State, for the holding of additional regular meetings. The Board shall meet at least quarterly, including the regular meeting to be held immediately or shortly after the annual meeting of shareholders.

Section 2. Special Meetings. Special Board meetings may be called by or at the request of the Chairman of the Board, or the President, or any three Directors.

Section 3. Place of Meetings. All Board meetings shall be held at the Corporation’s principal office except that such meetings may be held at such other place, within or without the State, as may be designated in a duly executed waiver of notice of such meeting or as may be otherwise agreed upon in advance of the meeting by a majority of Directors.

Section 4. Notice of Meetings. Regular meetings of the Board may be held without notice. Special meetings shall be called on not less than two (2) days’ prior notice. Notice of a special meeting need not state the purpose thereof, unless otherwise required by the Act or these Bylaws, and such notice shall be directed to each Director at his residence or usual place of business by mail, cable or telegram, or may be delivered personally. A Director’s presence at a meeting shall constitute a waiver of notice of that meeting except when such Director attends the meeting solely for the purpose of objecting to the transaction of any business thereat, on the grounds that the meeting has not been lawfully called, and does not otherwise participate in such meeting.

Section 5. Quorum; Manner of Acting. A majority of the number of Directors then authorized as the number of Directors of the Corporation shall constitute a quorum for the transaction of any business at any meeting. Except as otherwise expressly provided in the Articles or these Bylaws, the act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board. The vote of a majority of the Directors then holding office shall be required to adopt, amend or repeal a Bylaw or to dissolve the Corporation pursuant to the Act without shareholder consent.

Section 6. Presumption of Assent. A Director who is present at a Board meeting at which action on any matter is taken shall be presumed to have assented to the action taken on any such matter unless (a) his contrary vote is recorded or his dissent or abstention is otherwise entered in the minutes of the meeting, (b) the Director files his written dissent or abstention to such action with a person acting as the secretary of the meeting before the adjournment thereof or (c) the Director forwards such dissent or abstention by registered mail to such secretary immediately after the adjournment of the meeting. Such right to dissent or abstention shall not apply to a Director who voted in favor of such action.

Section 7. Informal Action of Directors. Action taken without a meeting shall constitute action of the Board if written consent to the action in question is signed by a majority of (or of a committee appointed by the Board in accordance with these Bylaws) the Directors then holding office or members of the committee, as the case may be, and filed with the minutes of the proceedings of the Board or such committee, whether done before or after the action so taken. Any one or more Directors may participate in any Board or committee meeting by means of a conference telephone or similar communications device that allows all persons participating in the meeting simultaneously to hear each other, and such participation in a meeting shall be deemed presence in person at such meeting.

Section 8. Resignations. A Director may resign at any time by communicating his resignation to the Board, its chairman, or the Corporation. A resignation is effective when it its communicated unless it specifies in writing a later effective date or subsequent event upon which it will become effective. Unless otherwise specified therein, the acceptance of any such resignation shall not be necessary to make it effective.

Section 9. Minutes. The Secretary or an Assistant Secretary shall keep minutes of all Board meetings, and the same shall be recorded in a book or books that shall be kept for that purpose, which book or books shall be kept on file in the Corporation. The minutes shall show a record of all action taken by the Board concerning the Corporation’s conduct, management, and welfare. The minutes of any meeting of a Board committee, showing the actions taken by such committee since the last meeting, shall be submitted to the Board at each Board meeting. All minutes must be signed by either the chairman or the secretary of the meeting.

ARTICLE V

Officers

Section 1. Number of Officers. The Corporation’s officers shall be a President, one or more Vice Presidents, a Secretary and a Treasurer, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article. Any two offices or more may be held by one person, except the offices of President and Secretary, but no officer shall sign or execute any document in more than one capacity.

Section 2. Election, Term of Office and Qualifications. Each officer, except such officers as may be appointed in accordance with the provisions of Section 3 of this Article, shall be chosen by the Board and shall hold office until the annual meeting of the Board held next after his election or until his successor shall have been duly chosen and qualified or until his death or until he shall resign or shall have been disqualified or shall have been removed from office.

Section 3. Subordinate Officers and Agents. From time to time, the President shall nominate and the Board may appoint other officers or agents, each of whom shall hold office for such period, have such authority, and perform such duties as the Board from time to time may determine. The Board may delegate to any officer or agent the power to appoint any subordinate officer or agent and to prescribe his respective authority and duties.

Section 4. Removal. The officers specifically designated in Section 1 of this Article may be removed, either with or without cause, by vote of a majority of the whole Board at a special meeting of the Board called for that purpose. The officers appointed in accordance with the provisions of Section 3 of this Article may be removed, either with or without cause, by a majority vote of the Directors present at any meeting, or by any officer or agent upon whom the Board may confer such power of removal. The removal of any person from office shall be without prejudice to the contract rights, if any, of the person so removed.

Section 5. Resignations. Subject to any contract obligations or provisions in this regard, any officer may resign at any time by giving written notice to the Board or to the President or Secretary, or if he were appointed by an officer or agent in accordance with Section 3 of this Article, by giving written notice to the officer or agent who appointed him. Any such resignation shall take effect upon its being accepted by the Board or by the officer or agent appointing the person so resigning.

Section 6. Vacancies. A vacancy in any office because of death, resignation, removal, or disqualification, or any other cause, shall be filled for the unexpired portion of the term in the manner prescribed by these Bylaws for regular appointments or elections to such offices.

Section 7. President. The President shall be the Corporation’s chief executive officer and, subject to the Board’s instructions, shall have general charge of the Corporation’s business, affairs and property and control over its other officers, agents and employees. He shall preside at all meetings of shareholders at which he may be present. The President shall sign, with the Secretary, an Assistant Secretary, or any other proper officer of the Corporation thereunto authorized by the Board, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed. The President shall do and perform such other duties as the Board may from time to time assign to him.

Section 8. Vice President. At the President’s request, or in the President’s absence or disability, the Vice President, and if there be more than one (1) Vice President, the Vice President designated by the Board, or in the absence of such designation, the Vice President designated by the President, or absent such designation, in order of length of service, shall perform all the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall perform such other duties and have such authority as the Board may from time to time assign to them.

Section 9. Secretary. The Secretary shall keep the minutes of the meetings of shareholders and of the Board, and shall see that all notices are duly given in accordance with the provisions of these Bylaws or the Act. He shall be custodian of the Corporation’s records, books, reports, statements, certificates and other documents and of the Corporation’s seal, and see that the seal is affixed to all share certificates prior to their issuance and to all documents requiring such seal. In general, he shall perform all duties and possess all authority incident to the office of Secretary, and he shall perform such other duties and have such other authority as the Board may from time to time assign to him.

Section 10. Assistant Secretary. In the absence of the Secretary or in the event of his death, inability, or refusal to act, any Assistant Secretary, if such an officer is appointed by the Board, shall, unless otherwise determined by the Board, perform the duties of the Secretary, and when so acting shall have all the powers of and be subject to all the restrictions upon the Secretary. An Assistant Secretary shall perform such other duties as may be assigned to him by the Secretary, by the President, or by the Board. Any Assistant Secretary may sign, with the President or Vice President, certificates for shares of the Corporation.

Section 11. Treasurer. The Treasurer shall have supervision over the Corporation’s funds, securities, receipts and disbursements of the Corporation. He shall keep full and accurate accounts of the Corporation’s finances in books especially provided for that purpose, and he shall cause a true statement of its assets and liabilities, as of the close of each fiscal year, and of the results of its operations and of changes in surplus for such fiscal year, all in reasonable detail, to be made and filed at the Corporation’s principal office within four months after the end of such fiscal year. The statement so filed shall be kept available for inspection by any shareholder for a period of ten years and the Treasurer shall mail or otherwise deliver a copy of the latest such statement to any shareholder upon his written request for the same. He shall in general perform all duties and have all authority incident to the office of Treasurer and shall perform such other duties and have such other authority as the Board may from time to time assign or grant to him.

Section 12. Duties of Officers May Be Delegated. In case of the absence of any officer of the Corporation or for any other reason that the Board may deem sufficient, the Board may delegate the powers or duties of such officer to any other officer or to any Director for the time being provided a majority of the entire Board concurs therein.

Section 13. Salaries of Officers. No officer shall be prevented from receiving a salary as such officer or from voting thereon by reason of the fact that he is also a Director. The Board shall from time to time fix the salaries of the Corporation’s officers, including such officers as may be Directors, except that the Board may delegate to any officer who has been given power to appoint subordinate officers or agents, as provided in Section 3 of this Article, the authority to fix the salaries or other compensation of any such officers or agents appointed by him.

Section 14. Bonds. Each officer and employee of the Corporation shall give bond to the Corporation, in a suitable amount to be approved by the Board, conditioned upon the faithful performance of the duties of his respective office or position, and to comply with such other conditions as may from time to time be required by the Board.

ARTICLE VI

Contracts, Loans, Deposits, Checks, Drafts, Etc.

Section 1. Contracts. The Board may authorize any officer or officers, agent or agents to enter into any contract or to execute or deliver any instrument on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 2. Loans. No loans shall be contracted on the Corporation’s behalf and no evidences of indebtedness shall be issued in its name, unless and except as authorized by resolution of the Board. Any officer or agent of the Corporation thereunto so authorized may effect loans or advances for the Corporation and for such loans and advances may make, execute and deliver promissory notes, bonds, or other evidences of indebtedness of the Corporation. Any such officer or agent, when thereunto so authorized, may mortgage, pledge, hypothecate or transfer as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation any real property and all stocks, bonds, other securities and other personal property at any time held by the Corporation, and to that end may endorse, assign and deliver the same, and do every act and thing necessary or proper in connection therewith. Such authority may be general or confined to specific instances.

Section 3. Deposits. All corporate funds shall be deposited from time to time to the Corporation’s credit in such banks or trust companies or with such bankers or other depositories as the Board may select, or as may be selected by any corporate officer or officers, agent or agents to whom the Board may give such power from time to time.

Section 4. Checks, Drafts, Etc. All notes, drafts, acceptances, checks and endorsements or other evidences of indebtedness shall be signed by the President or a Vice President and by the Secretary or the Treasurer, or in such other manner as the Board from time to time may determine. Endorsements for deposit to the Corporation’s credit in any of its duly authorized depositories shall be made by the President or Treasurer or by any officer or agent who may be designated by Board resolution in such manner as such resolution may provide.

ARTICLE VII

Share Certificates and Their Transfer

Section 1. Share Certificates. The Board of Directors may authorize the issuance of some or all of the shares of the Corporation without issuing certificates to represent such shares. If shares are represented by certificates, the certificates shall be in such form as required by law and as determined by the Board of Directors. Certificates shall be signed, either manually or in facsimile, by the President or a Vice-President and by the Secretary or Treasurer or an Assistant Secretary or an Assistant Treasurer. All certificates for the shares shall be consecutively numbered or otherwise identified and entered into the stock transfer books of the corporation. When shares are represented by certificates, the corporation shall issue and deliver to each shareholder to whom such shares have been issued or transferred certificates representing the shares owned by him. When shares are not represented by certificates, then within a reasonable time after the issuance or transfer of such shares, the corporation shall send the shareholder to whom such shares have been issued or transferred a written statement of the information required by law to be on certificates.

Section 2. Transfers of Shares. The Corporation shall maintain or cause one or more stock transfer agents to maintain, share transfer records of the Corporation, containing the name and address of each shareholder of record and the number and class or series of shares held by such shareholder. Transfers of shares of the Corporation shall be made only on the share transfer records of the Corporation by the holder of record thereof or by a duly authorized agent, transferee or legal representative, and only upon surrender for cancellation of the certificate for such shares (if the shares are represented by certificates).

Section 3. Lost or Destroyed Certificates. The Board may authorize the issuance of a new share certificate in place of a certificate theretofore issued by the Corporation claimed to have been lost or destroyed, upon receipt of an affidavit to such fact from the person claiming the loss or destruction. The Board in its discretion may require the owner of the certificate alleged to have been lost, destroyed, stolen or mutilated, or his legal representative, to give the Corporation and its transfer agent and its registrar, if any, before the issuance of such new certificate, a bond of indemnity in such sum and in such form and with such surety or sureties as the Board may direct or the Board, by resolution reciting that the circumstances justify such action, may authorize the issuance of such new certificate without requiring such bond.

Section 4. Regulations. The Board may make such rules and regulations as it may deem expedient concerning the issuance and transfer of the Corporation’s shares and may appoint transfer agents or registrars, or both, and may require all certificates of stock to bear the signature of either or both.

Section 5. Fixing Record Date.

(a) The Board may fix a future date as the record date in order to determine (i) the shareholders entitled to notice of a meeting of shareholders, (ii) the shareholders entitled to demand a special meeting, (iii) the shareholders entitled to vote, or (iv) the shareholders entitled to take any other action. A record date fixed under this Section may not be more than seventy (70) days before the meeting or action requiring a determination of shareholders.

(b) A determination of shareholders entitled to notice of or to vote at a meeting of shareholders is effective for any adjournment of the meeting unless the Board fixes a new record date for the adjourned meeting, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

Section 6. Holder of Record. The Corporation may treat as absolute owner of shares the person in whose name the shares stand of record on its books just as if that person has full competency, capacity and authority to exercise all rights of ownership irrespective of any knowledge or notice to the contrary or any description indicating a representative, pledge or other fiduciary relation or any reference to any other instrument or to the rights of any other person appearing upon its record or upon the share certificate, except that any person furnishing to the Corporation proof of his appointment as a fiduciary shall be treated as if he were a holder of record of its shares, and except as may otherwise by expressly provided by the laws of the State.

(b) The Corporation shall recognize the beneficial owner of shares registered in the name of a nominee as the owner and shareholder of such shares for certain purposes if the nominee in whose name such shares are registered files with the Secretary a written certificate in a form prescribed by the Bank, signed by the nominee, indicating the following: (i) the name, address, and taxpayer identification number of the nominee, (ii) the name, address, and taxpayer identification number of the beneficial owner; (iii) the number and class or series of shares registered in the name of the nominee as to which the beneficial owner shall be recognized as the shareholder; and (iv) the purposes for which the beneficial owner shall be recognized as the shareholder. The purposes for which the Corporation shall recognize the beneficial owner as the shareholder may include the following: (i) receiving notice of, voting at, and otherwise participating in shareholders’ meetings; (ii) executing consents with respect to the shares; (iii) exercising dissenters’ rights under Article 13 of the Act; (iv) receiving distributions and share dividends with respect to the shares; (v) exercising inspection rights; (vi) receiving reports, financial statements, proxy statements, and other communications from the Corporation; (vii) making any demand upon the Corporation required or permitted by law; and (viii) exercising any other rights or receiving any other benefits of a shareholder with respect to the shares. The certificate shall be effective ten (10) business days after its receipt by the Corporation and until it is changed by the nominee, unless the certificate specifies a later effective time or an earlier termination date. If the certificate affects less than all of the shares registered in the name of the nominee, the Corporation may require the shares affected by the certificate to be registered separately on the books of the Corporation and be represented by a share certificate that bears a conspicuous legend stating that there is a nominee certificate in effect with respect to the shares represented by that share certificate.

Section 7. Reacquired Shares. Shares of the Corporation that have been issued and thereafter reacquired by the Corporation shall constitute authorized but unissued shares.

ARTICLE VIII

General Provisions

Section 1. Corporate Seal. The corporate seal shall be in such form as the Board may approve from time to time.

Section 2. Distributions. The Board from time to time may authorize, and the Corporation may pay, distributions and share dividends on the Corporation’s outstanding shares in the manner and upon the terms and conditions provided by law and by the Articles.

Section 3. Fiscal Year. The Corporation’s fiscal year shall be the year ending December 31 of each year.

Section 4. Waiver of Notice. Whenever any notice is required to be given to any shareholder or director under the Act, the Articles or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

Section 5. Amendments. Except as otherwise herein provided, these Bylaws may be amended or repealed and new Bylaws may be adopted by the affirmative vote of a majority of the directors then holding office at any regular or special Board meeting. The Board shall not have power to adopt a Bylaw: (a) requiring more than a majority of the voting shares for a quorum at a shareholders’ meeting or more than a majority of the votes cast to constitute action by the shareholders, except where higher percentages are required by law; or (b) providing for the management of the Corporation other than by the Board or its Executive Committee. The shareholders may make, alter, amend or repeal the Corporation’s Bylaws at any annual meeting or at a special meeting called for such purpose, and Bylaws adopted by the directors may be altered or repealed by the shareholders. No Bylaw adopted or amended by the shareholders shall be altered or repealed by the Board, unless specific authority to do so is provided to the Board by the shareholders.

Section 6. Indemnification. The Corporation shall, to the fullest extent from time to time permitted by law, indemnify (a) all directors, officers, employees or agents of the Corporation and (b) any person who, at the Corporation’s request, is or was serving as a director, officer, partner, trustee, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise or as a trustee or administrator under an employee benefit plan, against liability and expenses in any proceeding (including without limitation a proceeding brought by or on behalf of the Corporation itself) arising out of their status as such or their activities in any of the foregoing capacities (“Indemnified Person”); provided, however, that the Corporation shall not indemnify or agree to indemnify an Indemnified Person against liability or expenses he may incur on account of his activities which were at the time taken known or believed by him to be clearly in conflict with the Corporation’s best interests.

The term “Indemnified Person” shall specifically include all persons who were initial directors, officers or employees of the Corporation prior to its incorporation and the Corporation shall, to the fullest extent from time to time permitted by law, indemnify such Indemnified Persons against liability and expenses in any proceeding arising out of their status as such or their activities on behalf of the Corporation prior to its incorporation.

The Corporation may pay in advance expenses incurred by an Indemnified Person in defending a proceeding in advance of the final disposition of such proceeding as authorized by the Board in the specific case or as authorized or required under any provision in the Articles or these bylaws or by any applicable resolution or contract, upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation against such expenses.

The Corporation shall also pay or indemnify an Indemnified Person for such person’s reasonable costs, expenses and reasonable attorney’s fees in connection with the enforcement of rights to indemnification granted herein.

The Board shall take all such action as may be necessary and appropriate to authorize the Corporation to pay the indemnification required by this bylaw, including without limitation a determination by a majority vote of disinterested directors that the activities giving rise to the liability or expense for which indemnification is requested were not, at the time taken, known or believed by the person requesting indemnification to be clearly in conflict with the best interests of the Corporation.

The Corporation may purchase and maintain insurance on behalf of an Indemnified Person against liability asserted against or incurred by him in that capacity or arising from his status, whether or not the Corporation would have the power to indemnify him against the same liability under any provision of these Bylaws.

The provisions of this section are subject to the following provisions:

(a) the termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that any such Indemnified Person did not meet any requisite standard of conduct imposed by law in order to be entitled to such indemnification;

(b) in the event of such Indemnified Person’s death, the rights to indemnification hereunder shall extend to his or her legal representative; and

(c) the rights to indemnification hereunder shall be in addition to and not exclusive of any other rights to which any such Indemnified Person may be entitled under any statute, agreement, insurance policy, or otherwise.

For the purposes of this section, “liability” means any obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding, “expenses” means expenses of every kind incurred in defending a proceeding, including counsel fees, and “proceeding” means any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal.

Section 7. Interpretation of Bylaws.

(a) All references in these Bylaws to directors, officers, shares and shareholders are references to directors, officers, shares and shareholders of the Corporation and the Board, unless the context clearly indicates otherwise.

(b) The following terms, as used in these Bylaws, shall have the following meanings, unless the context clearly indicates otherwise:

“Act” means the North Carolina Business Corporation Act, North Carolina General Statutes, Chapter 55.

“Articles” means the Corporation’s Articles of Incorporation.

“Corporation” shall mean Yadkin Valley Financial Corporation, a North Carolina corporation.

“Board” means the Corporation’s Board of Directors.

“State” shall mean the state of North Carolina.